Exhibit 99.1

LIMITED BRANDS REPORTS ADJUSTED FOURTH QUARTER EARNINGS

PER SHARE OF $0.68, REPORTED EARNINGS PER SHARE OF $0.05

— AMENDS BANK TERM LOAN AND REVOLVER FINANCIAL COVENANTS

TO PROVIDE ADDITIONAL FLEXIBILITY —

— PROVIDES FIRST QUARTER AND FULL-YEAR 2009 GUIDANCE —

Columbus, Ohio, Feb. 26, 2009 — Limited Brands, Inc. (NYSE: LTD) today reported 2008 fourth quarter and full-year results.

Fourth Quarter Results

Adjusted earnings per share for the fourth quarter ended Jan. 31, 2009, which exclude certain significant items as detailed below, were $0.68 compared to $0.94 for the quarter ended Feb. 2, 2008. Fourth quarter adjusted operating income was $390.7 million compared to $573.6 million last year, and adjusted net income was $218.9 million compared to $331.7 million last year.

Including these significant items, reported fourth quarter earnings per share were $0.05 compared to $1.10 last year; operating income was $153.1 million compared to $621.4 million last year; and net income was $16.1 million compared to $388.6 million last year.

Significant items are as follows:

In 2008 (totaling $0.63 per share):

•

A pre-tax non-cash impairment charge of $215.0 million, or $0.63 per share, to reduce the carrying value of La Senza goodwill and other intangible assets. This charge is expected to have no impact on the company’s business, bank credit agreements or bond indentures;

•	A pre-tax charge of $22.6 million, or $0.04 per share, for severance related to the reduction of roughly 10% of home office headcount, or approximately 400 associates; and

•	A tax benefit of $15.0 million, or $0.05 per share, primarily related to certain discrete foreign and state income tax items

In 2007 (totaling $0.16 per share):

•	A pre-tax gain of $47.8 million, or $0.08 per share, related to the recognition of initial gift card breakage at Victoria’s Secret; and

•

A tax benefit of $28 million, or $0.08 per share, related to a decline in the Canadian federal tax rate, the finalization of income taxes related to the Express and Limited Stores divestitures, audit settlements and other items

The company reported a comparable store sales decrease of 10 percent for the fourth quarter ended Jan. 31, 2009. Net sales were $2.991 billion compared to net sales of $3.228 billion last year, excluding the previously mentioned $47.8 million in initial gift card breakage.

Full-Year Results

Adjusted earnings per share for the year ended Jan. 31, 2009, which exclude certain significant items, were $1.05 compared to $1.21 for the year ended Feb. 2, 2008. Adjusted 2008 operating income was $717.5 million compared to $861.0 million last year, and adjusted net income was $353.4 million compared to $461.8 million last year.

Including these significant items, reported 2008 full-year earnings per share were $0.65 compared to $1.89 last year; operating income was $588.9 million compared to $1.110 billion last year; and net income was $220.1 million compared to $718.0 million last year.

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant items.

The company reported a comparable store sales decrease of 9 percent for the year ended Jan. 31, 2009. Net sales were $9.043 billion compared to net sales of $10.086 billion last year, excluding the previously mentioned $47.8 million in initial gift card breakage.

2007 net sales include Express sales through July 6, 2007, the closing date of the sale of a majority interest to affiliates of Golden Gate Capital, and Limited Stores sales through Aug. 3, 2007, the closing date of the transfer of a majority interest to affiliates of Sun Capital Partners.

Term Loan and Revolver Amendment

The company also announced that it has entered into an agreement to amend its existing bank credit agreements. The size of the company’s multi-year revolving credit facility ($1 billion) and term loan ($750 million) and their maturity dates (Aug. 3, 2012) remain unchanged, continuing to provide substantial liquidity to the company. In connection with the amendment, the company determined that it no longer required and has therefore canceled its 364-day $300 million revolving credit facility.

“We continue to manage our capital structure and credit facilities in a proactive and conservative manner,” said Stuart Burgdoerfer, CFO. “We ended 2008 with $1.2 billion in cash and significant cushion in both of our financial covenants. As we looked at 2009, we thought it was important to amend the terms of our borrowing facilities to ensure flexibility in the event of continued deterioration in the economic environment. This action, coupled with our substantial cash flow, strong existing liquidity and lack of near-term debt maturities, gives us great advantage as we navigate this uncertain economy. We have long enjoyed a very strong relationship with our bank group, led by J.P. Morgan, Bank of America and Citigroup, and we are pleased with their support on this transaction.”

The amendment updates both the leverage and fixed-charge-coverage covenants of the bank credit agreements to provide additional flexibility to the company. In return for these covenant changes, fees and pricing were increased, and the company provided certain security from its U.S. subsidiaries.

The company noted that it has no current borrowings against the revolving credit agreement and did not borrow against it during 2008.

2009 Outlook

Chairman and CEO Leslie Wexner stated, “In the current environment, we are managing all aspects of the business, including inventory, expenses, capital expenditures, cash and liquidity, very conservatively. We are also working to maximize sales by offering compelling merchandise, marketing and store experiences to our customers.”

The company’s earnings forecast is based on various assumptions which will be discussed more fully on the earnings conference call. The company expects 2009 full-year earnings per share to be between $0.60 and $0.85 per share, including a loss of between $0.07 per share and $0.12 per share in the first quarter. In 2009, the company expects capital expenditures to approximate $200 million, primarily related to new and remodeled stores.

Earnings Call and Additional Information

Limited Brands will conduct its fourth quarter earnings call at 10 a.m. Eastern time on Thursday, Feb. 26. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional fourth quarter and full-year financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 3,014 specialty stores. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call:

•	general economic conditions, consumer confidence and consumer spending patterns, including risks related to:

•	the continued deterioration in the U.S. economic environment, including recessionary pressures;

•	the significant decline in consumer confidence and the negative impact on consumer discretionary spending;

•	the disruption and significant tightening in the U.S. credit and lending markets;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	the seasonality of our business;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to expand into international markets;

•	independent licensees;

•	our direct channel business including risks associated with our new distribution center;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names and trademarks;

•	market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities or the prospect of these events;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•

consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:

•	political instability,

•	duties, taxes, other charges on imports,

•	legal and regulatory matters,

•	currency and exchange rates,

•	local business practices and political issues,

•	potential delays or disruptions in shipping and related pricing impacts and

•	the disruption of imports by labor disputes;

•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;

•	rising energy costs;

•	increases in the costs of mailing, paper and printing;

•	our ability to implement and sustain information technology systems; and

•	our failure to comply with regulatory requirements.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2007 Annual Report on Form 10-K and in our third quarter 2008 Quarterly Report on Form 10-Q.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

THIRTEEN WEEKS ENDED JANUARY 31, 2009 AND FEBRUARY 2, 2008

(Unaudited)

(In thousands except per share amounts)

	2008			2007
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$2,991,102	$—	$2,991,102	$3,276,181	$(47,837)	$3,228,344
Gross Profit	1,024,660	—	1,024,660	1,296,684	(47,837)	1,248,847
General, Administrative and Store Operating Expenses	(656,525)	22,600	(633,925)	(675,240)	—	(675,240)
Impairment of Goodwill and Other Intangible Assets	(215,000)	215,000	—	—	—	—

Operating Income	153,135	237,600	390,735	621,444	(47,837)	573,607
Interest Expense	(44,575)	—	(44,575)	(46,292)	—	(46,292)
Interest Income	1,173	—	1,173	5,510	—	5,510
Other Income	477	—	477	10,006	—	10,006
Minority Interest	—	—	—	(112)	—	(112)

Income Before Income Taxes	110,210	237,600	347,810	590,556	(47,837)	542,719
Provision for Income Taxes	94,104	34,773	128,877	202,000	9,000	211,000

Net Income	$16,106	$202,827	$218,933	$388,556	$(56,837)	$331,719

Net Income Per Diluted Share	$0.05		$0.68	$1.10		$0.94

Weighted Average Shares Outstanding	323,463		323,463	353,786		353,786

Certain prior year amounts have been reclassified to conform with the current year presentation.

See attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS

FIFTY-TWO WEEKS ENDED JANUARY 31, 2009 AND FEBRUARY 2, 2008

(Unaudited)

(In thousands except per share amounts)

	2008			2007
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$9,042,681	$—	$9,042,681	$10,134,205	$(47,837)	$10,086,368
Gross Profit	3,006,397	—	3,006,397	3,509,340	(45,837)	3,463,503
General, Administrative and Store Operating Expenses	(2,311,452)	22,600	(2,288,852)	(2,628,919)	26,449	(2,602,470)
Impairment of Goodwill and Other Intangible Assets	(215,000)	215,000	—	—	—	—
Net Gain on Joint Ventures	108,962	(108,962)	—	—	—	—
Gain on Divestiture of Express	—	—	—	301,843	(301,843)	—
Loss on Divestiture of Limited Stores	—	—	—	(72,308)	72,308	—

Operating Income	588,907	128,638	717,545	1,109,956	(248,923)	861,033
Interest Expense	(180,788)	—	(180,788)	(149,496)	—	(149,496)
Interest Income	17,917	—	17,917	17,976	—	17,976
Other Income	23,659	(13,293)	10,366	128,073	(116,700)	11,373
Minority Interest	3,733	—	3,733	22,463	(6,500)	15,963

Income Before Income Taxes	453,428	115,345	568,773	1,128,972	(372,123)	756,849
Provision for Income Taxes	233,329	(17,917)	215,412	411,000	(116,000)	295,000

Net Income	$220,099	$133,262	$353,361	$717,972	$(256,123)	$461,849

Net Income Per Diluted Share	$0.65		$1.05	$1.89		$1.21

Weighted Average Shares Outstanding	337,301		337,301	380,230		380,230

Certain prior year amounts have been reclassified to conform with the current year presentation.

See attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2008

In the first quarter of 2008, adjusted results exclude the following:

•	a $128 million pre-tax gain related to the sale of a non-core joint venture; and

•	a $19 million pre-tax charge related to the impairment of the investment carrying value of another non-core joint venture

In the second quarter of 2008, adjusted results exclude a $13.3 million pre-tax gain, included in other income, related to a $71 million cash distribution from Express.

In the fourth quarter of 2008, adjusted results exclude the following:

•	a $215 million pre-tax charge to reduce the carrying value of La Senza goodwill and other intangible assets;

•	a $22.6 million pre-tax charge for severance related to the reduction of roughly 10% of home office headcount, or approximately 400 associates; and

•	a $15 million tax benefit primarily related to certain discrete foreign and state income tax items

Fiscal 2007

In the second quarter of 2007, adjusted results exclude the following:

•	a $302 million pre-tax gain related to the divestiture of a 75% interest in Express to affiliates of Golden Gate Capital;

•	a $73 million pre-tax loss related to the divestiture of a 75% interest in Limited Stores to affiliates of Sun Capital Partners;

•	a $39 million tax benefit related to an adjustment to state net operating loss valuation allowances in connection with the divestiture of the apparel brands;

•	a $100 million pre-tax gain related to the refinancing of Easton Town Center, in which the company has an investment interest, included in other income;

•	a $47 million pre-tax restructuring charge for costs of disposing of non-core assets and severance related to the reduction of approximately 10% of the company’s home office headcount; and

•	a $17 million pre-tax gain related to an interest rate hedge entered into in the first quarter in anticipation of the intended financing of the La Senza acquisition, included in other income

In the third quarter of 2007, adjusted results exclude a $24.5 million pre-tax gain related to asset sales.

In the fourth quarter of 2007, adjusted results exclude the following:

•	a $47.8 million pre-tax gain related to the recognition of initial gift card breakage at Victoria’s Secret; and

•

a $28 million tax benefit related to a decline in the Canadian federal tax rate, the finalization of income taxes related to the Express and Limited Stores divestitures, audit settlements and other items

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.